UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

MINERALRITE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-27739

State of Incorporation: Texas

IRS Employer Identification Number: 90-0315909

325 N. St. Paul Street, Suite 3100
Dallas, Texas 75201
(Address of principal executive offices)

(469) 881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report: Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425
☐ Soliciting material pursuant to Rule 14a-12
☐ Pre-commencement communications pursuant to Rule 14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c)

Securities registered pursuant to Section 12(g) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered	Par Value
Common stock	RITE	OTC Markets (OTCID)	No Par Value
Series A Preferred	None	None	No Par Value
Series B Preferred	None	None	No Par Value
Series C Preferred	None	None	No Par Value
Series D Preferred	None	None	$25.00
Series NMC Preferred	None	None	$25.00

Indicate by check mark whether the registrant a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure

On May 7, 2026, the Company issued a press release regarding a private transaction involving certain of its outstanding securities.

The Company has been informed of a private transaction in which Abstract Concepts 1618 LLC (“Abstract”) has agreed to acquire from NMC, Inc. 6.9 million shares of Series NMC $25 Convertible Preferred Stock and 6.9 million associated warrants, together with all rights, preferences, and obligations associated therewith, including sinking fund provisions and conversion rights.

The Company is not a party to this transaction, which represents a private transaction between existing securityholders, and no new securities are being issued by the Company in connection with this transaction. The specific economic terms of the transaction were privately negotiated between the parties and have not been publicly disclosed.

Following completion of the transaction, Abstract is expected to beneficially own approximately 37% of the Company’s common stock, giving effect to the conversion or exercise of the securities acquired in the transaction and taking into account securities directly held by Abstract as well as voting and investment authority associated with securities held through Commodity Capital Advisors LLC. Together with other voting securities held by Abstract, Abstract's aggregate voting power may differ from its as-converted common stock ownership percentage.

In connection with the transaction, the Company and Abstract have entered into a Shareholder Control Limitation and Standstill Agreement designed to ensure that significant ownership does not translate into control. Among other provisions, the agreement provides that: (i) Abstract’s voting power is capped at 45% of the Company’s total voting power on a fully diluted basis; (ii) Abstract is prohibited from seeking to obtain control of the Company; and (iii) the agreement remains in effect until terminated upon the occurrence of a Trigger Event or as otherwise provided in the agreement. A copy of the agreement is filed as Exhibit 10.1 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01 – Other Events

The Company is reporting under Item 8.01 the fact that it has furnished the disclosure set forth in Item 7.01 regarding a private transaction involving certain of its outstanding securities. The substantive disclosure in Item 7.01, including Exhibit 99.1, remains furnished and not filed.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Shareholder Control Limitation and Standstill Agreement (furnished herewith)
99.1	Press Release dated May 7, 2026 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALRITE CORPORATION

By: /s/ James Burgauer
Name: James Burgauer
Title: President and Principal Executive Officer

Date: May 7, 2026